Leonard A. Pierce +1 617 526 6440 (t) +1 617 526 5000 (f) leonard.pierce@wilmerhale.com

January 31, 2014

Securities and Exchange Commission

100 F Street, NE

Washington, D.C.  20549

Re:

Post-Effective Amendment No. 15 to the Registration
Statement of Miller Investment Trust (the “Trust”)

File Nos. 333-146552; 811-22131_

Ladies and Gentlemen:

As counsel to the Trust, we have reviewed the above-referenced post-effective amendment to the Trust’s registration statement on Form N-1A prepared by the Trust for electronic filing with the Securities and Exchange Commission.  We hereby represent, pursuant to Rule 485(b)(4) under the Securities Act of 1933, as amended, that the above-referenced post-effective amendment does not in our view contain disclosures that would make it ineligible to become effective pursuant to paragraph (b) of said Rule 485.

We hereby consent to the filing of this letter by the Trust with the Securities and Exchange Commission together with the above-referenced post-effective amendment to the Trust’s registration statement on Form N-1A.  Except as provided in this paragraph, this letter may not be relied upon by, or filed with, any other parties or used for any other purpose.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By: /s/ Leonard A. Pierce

       Leonard A. Pierce, Esq., a Partner